                                  EXHIBIT 10(k)

    Letter agreement, dated September 25, 2001, replacing and superceding the letter agreement, dated March 21, 2001, pertaining to amendment of
          Employment Agreement, dated as of August 7, 1998, between the
                        Registrant and Charles M. Berger

                               JOSEPH P. FLANNERY
                                   [Address]
                               [Telephone Number]


                                           September 25, 2001

Mr. Charles M. Berger
Chairman of the Board
The Scotts Company
41 S. High Street, Suite 3500
Columbus, OH  43215

Dear Chuck:

         The purpose of this letter is to memorialize and clarify the understandings we have reached regarding your employment by and your affiliation with The Scotts Company ("Scotts" or the "Company"). This letter replaces and supercedes my letter to you dated March 21, 2001.

FROM AUGUST 21, 2001 THROUGH SEPTEMBER 30, 2001
-----------------------------------------------

         Your employment at Scotts is currently subject to an Employment Agreement entered into between you and Scotts dated August 7, 1998 (the "1998 Employment Agreement"). You agree that the 1998 Employment Agreement is hereby amended as follows:

                  The term of the 1998 Employment Agreement has been extended until September 30, 2001. Through September 30, 2001, you shall continue to be employed as a full-time Scotts' associate and you will continue to serve as an executive officer of Scotts with the title of Chairman of the Board. Your base salary, incentive compensation, expense reimbursement and benefits shall be paid as provided in the 1998 Employment Agreement through September 30, 2001.

         Except as modified by the preceding paragraph, the 1998 Employment Agreement shall remain in full force and effect.

Charles M. Berger
September 25, 2001
Page 2


FROM OCTOBER 1, 2001 THROUGH THE COMPANY'S 2003 ANNUAL MEETING OF SHAREHOLDERS
------------------------------------------------------------------------------

         From October 1, 2001 through the Company's 2003 Annual Meeting of Shareholders (presently scheduled to be held January 16, 2003), you shall continue as a Scotts' associate and executive officer (maintaining the title of Chairman of the Board) at an annual salary of $120,000. You shall be entitled to receive all benefits available to an executive officer of Scotts, but shall not be entitled to any incentive compensation or to a stock option grant. You shall be entitled to the use of the Company airplane for business purposes, to an annual physical at the Company's expense and to participate in the Ayco program so long as you remain Chairman of the Board.

         You shall be entitled to a guest office and administrative assistance at Scotts' World Headquarters through the Company's 2003 Annual Meeting of Shareholders, but your principal office after October 1, 2001 shall be at your home in Naples, Florida. Scotts agrees to reimburse you for the commission you pay in connection with the sale of your home in Columbus, Ohio and for the expense of moving your personal effects to Naples, Florida, up to a maximum reimbursement of $150,000.

         It is presently the Committee's intention to have you stand for re-election as a Director of the Company when your current term expires at the Company's Annual Meeting of Shareholders in 2002. At the Company's 2003 Annual Meeting of Shareholders, it is expected that you will resign your position as Chairman of the Board and that you will retire as a full-time Scotts' associate. Upon your retirement as a full-time Scotts' associate, you shall be entitled to such benefits as are then available to a retiree at your then age and with your then years of service, and all other benefits that you were entitled to receive as Chairman of the Board shall cease.

FROM THE DATE OF THE COMPANY'S 2003 ANNUAL MEETING OF SHAREHOLDERS THROUGH MAY
------------------------------------------------------------------------------
9, 2003
-------

         After your retirement from Scotts at the Company's 2003 Annual Meeting of Shareholders, you will continue to be paid monthly at the rate of $120,000 per year through May 9, 2003, but you will not be entitled to receive any benefits in addition to these payments.

AWARD FOR PRIOR SERVICES
------------------------

         As an award for prior service, you shall be entitled to receive the sum of $611,036.63. This award shall be paid in monthly installments of $31,666.67 beginning in October, 2001 and payable each month thereafter through and including April, 2003, together with a final payment of $9,369.90 to be made in the month of May, 2003.

Charles M. Berger
September 25, 2001
Page 3


DEATH, DISABILITY OR CHANGE IN CONTROL
--------------------------------------

         Should you die or become totally disabled or should Scotts undergo a Change in Control (as defined in the 1998 Employment Agreement) prior to May 9, 2003, your beneficiaries or your estate shall be entitled to receive the balance of any payments due you through May 9, 2003. Any such payments due you shall be paid in a lump sum within 90 days of the effective date of the Change in Control or your death or total disability. Any options to purchase Scotts' common shares owned by you at your death shall be dealt with as provided in the Scotts' stock option plan pursuant to which they were granted.

                                         Very truly yours,


                                         /s/ Joseph P. Flannery
                                         -----------------------------------
                                         Joseph P. Flannery, Chairman
                                         Compensation and Organization
                                         Committee of the Board of Directors